Exhibit 8

MSG AND MSGN

STOCK PURCHASE AGREEMENT

Dated as of September 12, 2016

Table of Contents

		Page
ARTICLE 1
Sale and Purchase of Shares

Section 1.1	Sale and Purchase of Shares	1
Section 1.2	Closing	2

ARTICLE 2
Representations and Warranties of the Sellers

Section 2.1	Status	2
Section 2.2	Trust and Governmental Authorization	2
Section 2.3	Non-Contravention	3
Section 2.4	Capitalization; Title to Shares	3
Section 2.4	Sale of Shares, Etc	3
Section 2.6	Litigation	4
Section 2.8	Finders’ Fees	4

ARTICLE 3
Representations and Warranties of the Buyers

Section 3.1	Status	4
Section 3.2	Trust and Governmental Authorization	4
Section 3.3	Non-Contravention	5
Section 3.4	Purchase for Investment, Etc	5
Section 3.5	Litigation	6
Section 3.6	Finders’ Fees	6

ARTICLE 4
Certain Covenants

Section 4.3	Governmental Approvals; Third Party Consents	6
Section 4.5	Further Assurances	6
Section 4.7	Public Announcements	7

ARTICLE 5
Conditions Precedent

Section 5.1	Conditions to Obligations of Buyer and Seller	7
Section 5.2	Conditions to Obligations of Buyer	7
Section 5.3	Conditions to Obligations of the Sellers	8

ARTICLE 6
Termination

Section 6.1	Termination	8
Section 6.2	Effect of Termination	9

i

Table of Contents

(continued)

		Page
ARTICLE 7
Definitions

Section 7.1	Certain Terms	9

ARTICLE 8
Miscellaneous

Section 8.1	Survival	12
Section 8.2	Notices	12
Section 8.3	Amendment; Waivers, Etc	13
Section 8.4	Expenses	13
Section 8.5	Purchase Price Adjustment	14
Section 8.6	Governing Law, etc	14
Section 8.7	Successors and Assigns	15
Section 8.8	Entire Agreement	15
Section 8.9	Severability	15
Section 8.10	Counterparts; Effectiveness; Third Party Beneficiaries	15
Section 8.10	Specific Performance; Limitation on Liability	16

Schedule A	Sellers and Buyers

ii

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of September 12, 2016 (this “Agreement”), is made by and among the individuals and trusts signatory hereto under the heading “Sellers” (collectively, the “Sellers” and each, a “Seller”) and the individuals and trusts signatory hereto under the heading “Buyers” (collectively, the “Buyers” and each, a “Buyer”). Capitalized terms used herein shall have the meanings assigned to such terms in the text of this Agreement or in Section 7.1.

R E C I T A L S:

WHEREAS, each Seller owns (i) the shares of capital stock of MSG Networks Inc., a Delaware corporation (“MSGN”), set forth opposite such Seller’s name under the section labeled MSGN on Schedule A hereto (such shares, the “MSGN Shares”) and (ii) the shares of capital stock of The Madison Square Garden Company, a Delaware corporation (“MSG”), set forth opposite such Seller’s name under the section labeled MSG on Schedule A hereto (such shares, the “MSG Shares” and, together with the MSGN Shares, the “Shares”);

WHEREAS, the Shares include all MSG Shares and MSGN Shares held by the Sellers at the effective time of the spin-off of MSG from MSGN on September, 30, 2015;

WHEREAS, each Seller wishes to sell, convey, assign and transfer the Shares owned by such Seller to the Buyers, and each Buyer wishes to purchase, acquire and accept from the Sellers on the terms and conditions set forth in this Agreement (i) the MSGN Shares set forth opposite such Buyer’s name under the section labeled MSGN on Schedule A hereto and (ii) the MSG Shares set forth opposite such Buyer’s name under the section labeled MSG on Schedule A hereto; and

WHEREAS, the Purchase Price was determined by arm’s length negotiation between the Sellers and the Buyers and is intended to reflect the fair market value of the Shares.

NOW, THEREFORE, the parties agree as follows:

ARTICLE 1

Sale and Purchase of Shares

Section 1.1 Sale and Purchase of Shares. Subject to the terms and conditions hereof, at the Closing, each Seller shall sell, convey, assign and transfer such Seller’s Shares to the Buyers, and each Buyer shall purchase, acquire and accept from the Sellers, free and clear of all Liens (other than Permitted Liens), the Shares set forth opposite such Buyer’s name on Schedule A hereto in the column labeled “Shares” for the consideration set forth herein.

Section 1.2 Closing.

(a) Closing Date. The closing of the sale and purchase of the Shares (the “Closing”) shall take place at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022, at 10:00 a.m. on the later of (i) September 12, 2016 and (ii) the date that is two Business Days after the conditions set forth in Article 5 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), unless another time, date or place is agreed to in writing by Patrick F. Dolan and James L. Dolan. The date on which the Closing actually occurs is referred to hereinafter as the “Closing Date”.

(b) Closing Deliverables. At the Closing (i) Sellers shall convey, assign, transfer and deliver to Buyers, free and clear of any Liens (other than Permitted Liens), the Shares and (ii) the Buyers shall pay to the Sellers, by wire transfer of immediately available funds to an account or accounts designated by the Sellers at least two Business Days prior to the Closing Date, an amount equal to the Purchase Price.

ARTICLE 2

Representations and Warranties of the Sellers

Each Seller, severally and not jointly, represents and warrants to the Buyers, as of the date hereof and as of the Closing Date, as follows:

Section 2.1 Status. If such Seller is not an individual, such Seller is a trust duly formed and validly existing under the laws of its jurisdiction of formation.

Section 2.2 Trust and Governmental Authorization.

(a) Such Seller has all requisite power and authority to execute and deliver this Agreement, to perform his or its obligations hereunder and to consummate the transactions contemplated hereby. If such Seller is not an individual, the execution and delivery of this Agreement by such Seller and the performance of such Seller’s obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action of such Seller. Such Seller has duly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or similar Laws relating to or affecting creditors’ rights generally and by general principles of equity (whether considered at law or in equity).

(b) The execution and delivery of this Agreement by such Seller and the performance of his or its obligations hereunder require no action by or in respect of, or filing with, any Governmental Authority, other than (i) an amendment to the Schedule 13D of the Dolan family group, (ii) Forms 4 to be filed by certain Sellers and (iii) any actions or filings under Laws the absence of which would not be, individually or in the aggregate, materially adverse to such Seller or materially impair the ability of such Seller to consummate the transactions contemplated hereby.

Section 2.3 Non-Contravention. The execution and delivery of this Agreement by such Seller and the performance of his or its obligations hereunder do not and will not (a) conflict with or result in any violation or breach of any provision of the Trust Agreement of such Seller, if such Seller is a trust, (b) assuming compliance with the matters referred to in Section 2.2(b), conflict with or result in any violation or breach of any provision of any applicable Law or (c) require any consent of or other action by any Person under any provision of any material agreement or other instrument to which such Seller is a party. Notwithstanding anything herein to the contrary, no Seller makes any representation or warranty with respect to the League Consent, the National Basketball Association, the National Hockey League or any agreements between MSG and its Affiliates and stockholders, on the one hand, and the National Basketball Association or National Hockey League, on the other hand.

Section 2.4 Capitalization; Title to Shares. The Shares constitute all of the shares of capital stock of MSG and MSGN beneficially owned by such Seller. Such Seller owns such Shares beneficially and of record, free and clear of any Lien (other than Permitted Liens). Upon delivery of and payment for such Shares at the Closing, the Buyers will acquire good and valid title to all of such Shares, free and clear of any Lien (other than Permitted Liens).

Section 2.5 Sale of Shares, Etc. Such Seller:

(a) is a sophisticated investor and has sufficient knowledge and experience in financial and business matters so as to be capable of (i) evaluating the merits and risks of his or its sale of the Shares, (ii) evaluating and negotiating the terms of this Agreement and (iii) bearing the economic risks of such sale;

(b) has deemed appropriate and has freely and voluntarily made an informed and knowledgeable decision with respect to the transactions contemplated hereby without any recommendation from MSG, MSGN, any Buyer, any of their respective Affiliates or any of their respective directors, officers, employees, partners, shareholders, advisors, attorneys-in-fact, representatives or agents;

(c) has performed his or its own independent evaluation and analysis in connection with the sale of the Shares and acknowledges that none of MSG, MSGN, any Buyer, any of their respective Affiliates or any of their respective directors, officers, employees, partners, shareholders, advisors, attorneys-in-fact, representatives or agents has made any statement, representation, warranty, covenant or agreement, express or implied, regarding the transactions contemplated hereby or regarding the Shares or the condition (financial or otherwise), properties, prospects or results of operations of MSG or MSGN;

(d) acknowledges that (i) James L. Dolan is the Executive Chairman of each of MSG and MSGN and the Buyers and their Affiliates may possess or have access to material non-public information regarding MSG, MSGN or the Shares that has not been communicated to the Sellers or their Affiliates, (ii) such information may be material to a determination of a fair value of the Shares and that value may be substantially higher or lower than the market value of the Shares on the Closing Date or the Purchase Price, (iii) no Buyer shall have any duty or responsibility to provide such Seller with any such information prior to or in connection with the Closing and (iv) such Seller has determined to proceed with the sale of the Shares notwithstanding that the Buyers may have such Information;

(e) does not and will not have, and hereby waives, to the fullest extent permitted by applicable Law, any claims against the Buyers in connection with the sale of the Shares, except as expressly set forth herein; and

(f) acknowledges that the Buyers may rely on the truth and correctness of the foregoing representations and acknowledgments in this Section 2.5 in connection with the transactions contemplated hereby.

Section 2.6 Litigation. There is no Litigation pending against, or, to the Knowledge of such Seller, threatened against or affecting, such Seller before any court or arbitrator or any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

Section 2.7 Finders’ Fees. There is no investment banker, broker, finder or other intermediary retained by or authorized to act on behalf of such Seller or any of its Affiliates who might be entitled to any fee or commission from the Buyers or any of their respective Affiliates upon consummation of the transactions contemplated hereby.

ARTICLE 3

Representations and Warranties of the Buyers

Each Buyer, severally and not jointly, represents and warrants to the Sellers, as of the date hereof and as of the Closing Date, as follows:

Section 3.1 Status. If such Buyer is not an individual, such Buyer is a trust duly formed and validly existing under the laws of its jurisdiction of formation.

Section 3.2 Trust and Governmental Authorization.

(a) Such Buyer has all requisite power and authority to execute and deliver this Agreement, to perform his or its obligations hereunder and to consummate the transactions contemplated hereby. If such Buyer is not an individual, the execution and delivery of this Agreement by such Buyer and the performance of such Buyer’s obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action of such Buyer. Such Buyer has duly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of such Buyer, enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or similar Laws relating to or affecting creditors’ rights generally and by general principles of equity (whether considered at law or in equity).

(b) The execution and delivery of this Agreement by such Buyer and the performance of its obligations hereunder require no action by or in respect of, or filing with, any Governmental Authority other than (i) under the HSR Act with respect to the purchase of the MSG Shares, (ii) an amendment to the Schedule 13D of the Dolan family group, (ii) Forms 4 to be filed by certain Buyers and (iii) any actions or filings under Laws the absence of which would not be, individually or in the aggregate, materially adverse to such Buyer or materially impair the ability of such Buyer to consummate the transactions contemplated hereby.

Section 3.3 Non-Contravention. The execution and delivery of this Agreement by such Buyer and the performance of his or its obligations hereunder do not and will not (a) conflict with or result in any violation or breach of any provision of the Trust Agreement of such Buyer, if such Buyer is a trust, (b) assuming compliance with the matters referred to in Section 2.2(b), conflict with or result in any violation or breach of any provision of any applicable Law or (c) other than the League Consent and the BOA Notice, require any consent of or other action by any Person under any provision of any material agreement or other instrument to which such Buyer is a party.

Section 3.4 Purchase for Investment, Etc. Such Buyer

(a) is purchasing the Shares for investment for his or its own account and not with a view to, or for sale in connection with, any distribution thereof;

(b) is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended;

(c) is a sophisticated investor and has sufficient knowledge and experience in financial and business matters so as to be capable of (i) evaluating the merits and risks of his or its investment in the Shares, (ii) evaluating and negotiating the terms of this Agreement and (iii) bearing the economic risks of such investment;

(d) has deemed appropriate and has freely and voluntarily made an informed and knowledgeable decision with respect to the transactions contemplated hereby without any recommendation from MSG, MSGN, any Seller, any of their respective Affiliates or any of their respective directors, officers, employees, partners, shareholders, advisors, attorneys-in-fact, representatives or agents;

(e) has performed his or its own independent evaluation and analysis in connection with the purchase of the Shares and acknowledges that none of MSG, MSGN, any Seller, any of their respective Affiliates or any of their respective directors, officers, employees, partners, shareholders, advisors, attorneys-in-fact, representatives or agents has made any statement, representation, warranty, covenant or agreement, express or implied, regarding the transactions contemplated hereby or regarding the Shares or the condition (financial or otherwise), properties, prospects or results of operations of MSG or MSGN;

(f) does not and will not have, and hereby waives, to the fullest extent permitted by applicable Law, any claims against the Sellers in connection with the purchase of the Shares, except as expressly set forth herein; and

(g) acknowledges that the Sellers may rely on the truth and correctness of the foregoing representations and acknowledgments in this Section 3.4 in connection with the transactions contemplated hereby.

Section 3.5 Litigation. There is no Litigation pending against, or, to the Knowledge of such Buyer, threatened against or affecting, such Buyer before any court or arbitrator or any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

Section 3.6 Finders’ Fees. There is no investment banker, broker, finder or other intermediary retained by or authorized to act on behalf of such Buyer or any of its Affiliates who might be entitled to any fee or commission from the Sellers or any of their respective Affiliates upon consummation of the transactions contemplated hereby.

ARTICLE 4

Certain Covenants

Section 4.1 Governmental Approvals; Third Party Consents. From the date hereof until the Closing:

(a) Each party shall use all reasonable best efforts to take or cause to be taken all actions, and to do or cause to be done all other things, that are necessary, proper or advisable in order for such party to fulfill and perform its respective obligations in respect of this Agreement, to cause the conditions to its respective obligations set forth in Article 5 to be fulfilled and otherwise to consummate and make effective the transactions contemplated hereby and thereby.

(b) The parties shall, as promptly as practicable, make, or cause to be made, all filings and submissions required under any Law applicable to such party or any of its Affiliates, including an amendment to the Schedule 13D to be filed by the Dolan family group, give such reasonable undertakings as may be required in connection therewith, and use reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations and approvals from all Governmental Authorities and other Persons necessary to be obtained by such party or any of its Affiliates, in each case in connection with this Agreement or the consummation of the transactions contemplated hereby. Without limiting the foregoing, the (i) Buyers shall as promptly as practicable (A) make, or cause to be made, all filings and submissions required under the HSR Act with respect to the purchase of the MSG Shares and (B) seek the League Consent and (ii) Sellers shall cooperate with the Buyers in seeking the League Consent.

(c) Each party shall, and shall cause its Affiliates to, coordinate and cooperate with the other party and its Affiliates in exchanging such information and supplying such reasonable assistance as may be reasonably requested by the other parties in connection with the filings and other actions contemplated by this Section 4.1.

(d) The Buyers shall deliver or cause MSG to deliver the BOA Notice to Bank of America, N.A. prior to the opening of trading on The New York Stock Exchange on the Closing Date, if the Buyers are advised by MSG that such notice is required.

Section 4.2 Further Assurances. Following the Closing, Sellers and Buyers shall execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated hereby, or otherwise to carry out the intent and purposes of this Agreement.

Section 4.3 Public Announcements. Except as required by applicable Law or applicable stock exchange requirements, neither the Buyers, on the one hand, nor Sellers, on the other hand, shall make, or permit any of their Affiliates or representatives to make, any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other.

ARTICLE 5

Conditions Precedent

Section 5.1 Conditions to Obligations of Buyers and Sellers. The obligations of the Buyers and Sellers to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following conditions:

(a) No Injunction, etc. Consummation of the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited or made illegal by any applicable Law.

(b) HSR Act. The notification of James L. Dolan pursuant to the HSR Act shall have been made and the applicable waiting period shall have expired or been terminated.

(c) League Consent. The Sellers and Buyers shall have received the League Consent, in form and substance reasonably satisfactory to James L. Dolan and Patrick F. Dolan, and such consent shall not have been revoked, or James L. Dolan and Patrick F. Dolan shall be satisfied that no such consent is required.

(d) Trading Window. The Closing Date shall either be on a day when (i) the insider trading policies of MSG and MSGN permit their directors and officers to sell and purchase shares of capital stock of MSG and MSGN, respectively, or (ii) a waiver of such insider trading policies shall have been properly obtained from MSG and/or MSGN to permit the sale and purchase of the Shares contemplated hereby to take place.

(e) Cross-Conditionality. The sale and purchase of the MSGN Shares shall be conditioned on the substantially concurrent sale and purchase of the MSG Shares, and the sale and purchase of the MSG Shares shall be conditioned on the substantially concurrent sale and purchase of the MSGN Shares, in each case, unless Patrick F. Dolan and James L. Dolan agree otherwise in writing.

(f) Discount Rate. James L. Dolan and Patrick F. Dolan shall have agreed to the Grantor Trust Discount Rate, as determined by an independent third party selected by James L. Dolan and Patrick F. Dolan.

Section 5.2 Conditions to Obligations of Buyers. The obligation of the Buyers to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

(a) Representations; Performance. The representations and warranties contained in Article 2 of this Agreement shall be true and correct in all material respects at and as of the date hereof and shall be true and correct in all material respects at and as of the Closing Date with the same effect as though made at and as of such time (provided that the representations and warranties contained in Section 2.4 shall be true and correct in all respects at and as of such times). The Sellers shall have in all material respects duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by the Sellers at or prior to the Closing.

Section 5.3 Conditions to Obligations of the Sellers. The obligation of the Sellers to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

(a) Representations; Performance. The representations and warranties contained in Article 3 of this Agreement shall be true and correct in all material respects at and as of the date hereof and shall be true and correct in all material respects at and as of the Closing Date with the same effect as though made at and as of such time. The Buyers shall have in all material respects duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by the Buyers at or prior to the Closing.

(b) Release and Indemnity. James L. Dolan shall have executed and delivered to Patrick F. Dolan a release and indemnification agreement in a form acceptable to each of Patrick F. Dolan and James L. Dolan.

ARTICLE 6

Termination

Section 6.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a) by the written agreement of Patrick F. Dolan and James L. Dolan;

(b) by either the Buyers, on the one hand, or the Sellers, on the other hand, by notice to the other, if:

(i) the Closing shall not have been consummated on or before October 3, 2016 (the “End Date”), provided that the right to terminate this Agreement pursuant to this Section 6.1(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Closing to be consummated by such time; or

(ii) (A) there shall be any Law that makes consummation of the Closing illegal or otherwise prohibited or (B) any judgment, injunction, order or decree of any Governmental Authority having competent jurisdiction enjoining any Buyer or Seller from consummating the Closing is entered and such judgment, injunction, order or decree shall have become final and nonappealable;

(c) by the Buyers by notice to the Sellers, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Sellers set forth in this Agreement shall have occurred that would cause the condition set forth in Section 5.2(a) not to be satisfied, and such breach is incapable of being cured by the End Date, provided that the Buyers shall not have the right to terminate this Agreement pursuant to this Section 6.1(c) if any Buyer is then in material breach or violation of its representations, warranties or covenants contained in this Agreement; or

(d) by the Sellers by notice to the Buyers, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Buyers set forth in this Agreement shall have occurred that would cause the condition set forth in Section 5.3(a) not to be satisfied, and such breach is incapable of being cured by the End Date, provided that the Sellers shall not have the right to terminate this Agreement pursuant to this Section 6.1(d) if any Seller is then in material breach or violation of its representations, warranties or covenants contained in this Agreement.

Section 6.2 Effect of Termination. If this Agreement is terminated pursuant to Section 6.1, this Agreement shall become void and of no effect without liability of any party (or any of its Affiliates or any of their respective directors, officers, employees, partners, shareholders, advisors, attorneys-in-fact, representatives or agents) to any other party hereto, provided that no such termination shall relieve any party of liability for a willful and material breach of this Agreement prior to such termination. The provisions of this Section 6.2 and Section 7.1, Section 8.1, Section 8.6 and Section 8.11 shall survive any termination hereof pursuant to Section 6.1.

ARTICLE 7

Definitions

Section 7.1 Certain Terms. The following terms have the respective meanings given to them below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person (provided that none of MSG, MSGN or their respective subsidiaries shall be deemed Affiliates of any Seller or Buyer).

“Agreement” has the meaning set forth in the Preamble.

“Business Day” means any day that is not (i) a Saturday, (ii) a Sunday or (iii) any other day on which commercial banks are authorized or required by law to be closed in the City of New York.

“BOA Notice” means that certain notice that may be required to be delivered to Bank of America, N.A. in connection with the transactions contemplated hereby pursuant to that certain Rule 10b5-1 purchase plan agreement between MSG and Bank of America, N.A.

“Buyer” and “Buyers” have the meanings set forth in the Preamble.

“Closing” has the meaning set forth in Section 1.2.

“Closing Date” has the meaning set forth in Section 1.2.

“End Date” has the meaning set forth in Section 6.1(b)(i).

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any court, tribunal or arbitrator and any self-regulatory organization.

“Grantor Trust Discount Rate” means 16.78225%, which is the rate determined by William J. Bell, an independent third party selected by James L. Dolan and Patrick F. Dolan, by which the MSG Per Share Base Price for the Grantor Trust Shares shall be discounted to account for the fact that CFD 2009 Family Trust FBO James L. Dolan will not receive a step-up in basis in connection with its purchase of the Grantor Trust Shares.

“Grantor Trust Purchase Price” means, in the case of the Grantor Trust Shares, the number of such Grantor Trust Shares multiplied by the MSG Per Share Grantor Trust Price.

“Grantor Trust Shares” means all MSG Shares owned by CFD 2009 Family Trust FBO Patrick F. Dolan to be purchased by CFD 2009 Family Trust FBO James L. Dolan, as set forth on Schedule A hereto.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Knowledge” of any Person that is not an individual means the knowledge of any officer, trustee, general partner or manager of such Person or, in the case of an individual, the knowledge of such individual, in each case after reasonable inquiry.

“Laws” means all laws, statutes, ordinances, rules, regulations, judgments, injunctions, orders and decrees.

“League Consent” means the written consent of the National Basketball Association to the purchase of the MSG Shares contemplated hereby.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, lease, encumbrance or other adverse claim of any kind in respect of such property or asset.

“Litigation” means any action, cease and desist letter, demand, suit, arbitration proceeding, administrative or regulatory proceeding, citation, summons or subpoena of any nature, civil, criminal, regulatory or otherwise, in law or in equity.

“MSG” has the meaning set forth in the Recitals.

“MSGN” has the meaning set forth in the Recitals.

“MSGN Shares” has the meaning set forth in the Recitals.

“MSGN Per Share Base Price” means $16.80 for each MSGN Share, which amount is the average of the daily closing prices per share of Class A common stock of MSGN on The New York Stock Exchange for each of the trading days during the month of August 2016 (as reported by Bloomberg Financial L.P.).

“MSG Per Share Base Price” means $182.96 for each MSG Share, which amount is the average of the daily closing prices per share of Class A common stock of MSG on The New York Stock Exchange for each of the trading days during the month of August 2016 (as reported by Bloomberg Financial L.P.).

“MSG Per Share Grantor Trust Price” means, for each Grantor Trust Share, (i) the MSG Per Share Base Price minus (ii) the product of (a) the MSG Per Share Base Price multiplied by (b) the Grantor Trust Discount Rate.

“MSG Shares” has the meaning set forth in the Recitals.

“Non-Grantor Trust Purchase Price” means, in the case of the Non-Grantor Trust Shares (i) the number of such MSG Shares multiplied by the MSG Per Share Base Price and (ii) the number of such MSGN Shares multiplied by the MSGN Per Share Base Price.

“Non-Grantor Trust Shares” means all Shares other than the Grantor Trust Shares.

“Permitted Liens” means any encumbrances created by (i) that certain Class B Stockholders’ Agreement of MSG, dated September 15, 2015, (ii) that certain Class B Stockholders’ Agreement of MSGN dated October 1, 2015, (iii) applicable securities Laws and (iv) agreements between any of MSG, its Affiliates and certain of its stockholders, on the one hand, and the National Basketball Association or National Hockey League, on the other hand.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Purchase Price” means the sum of the Grantor Trust Purchase Price and the Non-Grantor Trust Purchase Price.

“Seller” and “Sellers” have the meanings set forth in the Preamble.

“Shares” has the meaning set forth in the Recitals.

“Trust Agreements” means all governing and other similar documents or instruments executed in connection with the creation or formation of a trust, including any amendments thereto.

ARTICLE 8

Miscellaneous

Section 8.1 Survival. The representations and warranties of the parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall terminate at the Closing, other than the representations and warranties in Section 2.5 and Section 3.4, which shall survive the Closing.

Section 8.2 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given:

if to any Buyer,

James L. Dolan

Knickerbocker Group LLC

P.O. Box 420

Oyster Bay, New York 11771

Telephone: ****

Facsimile: ****

with a copy to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Fax: (212) 909-6836

Telephone: ****

Attention: Richard D. Bohm

E-mail: ****

if to any Seller,

Patrick F. Dolan

c/o Dolan Family Office LLC

340 Crossways Park Drive

Woodbury, New York 11797

Attention: Renzo Mori

Telephone: ****

Facsimile: ****

E-mail: ****

with a copy to:

Ruskin Moscou Faltischek P.C.

East Tower, 15th Floor

1425 RXR Plaza

Uniondale, NY 11556

Fax: ****

Telephone: ****

Attention: Irvin Brum

Email: ****

and to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Fax: (212) 909-6836

Telephone: ****

Attention: Richard D. Bohm

E-mail: ****

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 8.3 Amendment; Waivers, Etc.. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

Section 8.4 Expenses. All costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, whether or not consummated, shall be paid by the party incurring such cost or expense. Without limiting the foregoing, all (a) fees in connection with filings under the HSR Act shall be paid by James L. Dolan and (b) James L. Dolan and Patrick F. Dolan shall each bear half of the fees of Debevoise & Plimpton LLP.

Section 8.5 Purchase Price Adjustment.

(a) If at any time following the Closing, the Internal Revenue Service or any court of competent jurisdiction finally determines (and such determination is not appealable) that any shares purchased pursuant to this Agreement were not purchased for fair market value for gift tax or generation skipping tax purposes, then either (i) the applicable Buyers shall pay to the applicable Sellers a dollar amount equal to the excess of the fair market value finally determined by the Internal Revenue Service or such court over the Purchase Price or (ii) the applicable Sellers shall pay to the applicable Buyers a dollar amount equal to the excess of the Purchase Price over the fair market value finally determined by the Internal Revenue Service or such court, in each case, plus interest on this excess from the Closing Date through the date of any such payment under this Section 8.5(a) at an annual rate of 1.9%. Any amounts payable pursuant to the preceding sentence from time to time shall be delivered in immediately available funds to an account or accounts designated by the party or parties entitled to receive such payment. Upon the delivery of any such amount, the recipient shall execute and deliver a receipt to the party that made the payment. For the avoidance of doubt, payments may be required pursuant to this Section 8.5(a) on more than one occasion.

(b) If after the Closing CFD 2009 Family Trust FBO James L. Dolan sells any Grantor Trust Shares purchased pursuant to this Agreement at a time when Charles F. Dolan is still living, CFD 2009 Family Trust FBO James L. Dolan shall make a cash payment to CFD 2009 Family Trust FBO Patrick F. Dolan equal to the amount determined pursuant to clause (ii) of the definition of “MSG Per Share Grantor Trust Price” for each such Grantor Trust Share sold by the CFD 2009 Family Trust FBO James L. Dolan during Charles F. Dolan’s lifetime, plus interest on such amount from the Closing Date through the date of any such payment under this Section 8.5(b) at the rate of 1.9%. For the avoidance of doubt, payments may be required pursuant to this Section 8.5(b) on more than one occasion.

Section 8.6 Governing Law, etc.

(a) THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS, TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. The Buyers and Sellers hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in the State, City and County of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement and in respect of the transactions contemplated hereby. Each of the Buyers and Sellers irrevocably agrees that all claims in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby, or with respect to any such action or proceeding, shall be heard and determined in such a New York State or federal court, and that such jurisdiction of such courts with respect thereto shall be exclusive, except solely to the extent that all such courts shall lawfully decline to exercise such jurisdiction. Each of the Buyers and the Sellers hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that it is not subject to such jurisdiction. Each of the Buyer and Sellers hereby waives, and agrees not to assert, to the maximum extent permitted by law, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. The Buyers and Sellers hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.1 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

(b) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties, and their respective heirs, successors and permitted assigns; provided that except as permitted below, this Agreement shall not be assignable or otherwise transferable by any party without the prior written consent of the other party. Notwithstanding the foregoing, without the consent of (but with notice to) the Sellers, any Buyer may transfer or assign to any other Buyer its right and obligation to purchase a portion of the Shares; provided that no such transfer or assignment will relieve such Buyer of its obligations hereunder. Upon any such permitted assignment, the references in this Agreement to such Buyer shall also apply to any such assignee unless the context otherwise requires.

Section 8.8 Entire Agreement. This Agreement constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

Section 8.9 Severability. If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is determined by a court of competent jurisdiction to be invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative or unenforceable to any extent whatsoever. Upon any such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 8.10 Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Until and unless each party has received a counterpart hereof signed by the other party, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 8.11 Specific Performance; Limitation on Liability. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy at law or in equity. The parties hereby waive, in any action for specific performance, the defense of adequacy of a remedy at law and the posting of any bond or other security in connection therewith.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

SELLERS

PATRICK F. DOLAN, individually

/s/ Patrick F. Dolan
By:	Patrick F. Dolan

CHARLES F. DOLAN CHILDREN TRUST FBO PATRICK F. DOLAN

/s/ Kathleen M. Dolan
By:	Kathleen M. Dolan, Trustee

/s/ Mary S. Dolan
By:	Mary S. Dolan, Trustee

CFD 2009 FAMILY TRUST FBO PATRICK F. DOLAN

/s/ Mary S. Dolan
By:	Mary S. Dolan, Trustee

/s/ David M. Dolan
By:	David M. Dolan, Trustee

[Signature page to Stock Purchase Agreement]

BUYERS

JAMES L. DOLAN, individually

/s/ James L. Dolan
By:	James L. Dolan

CHARLES F. DOLAN CHILDREN TRUST FBO JAMES L. DOLAN

/s/ Kathleen M. Dolan
By:	Kathleen M. Dolan, Trustee

/s/ Paul J. Dolan
By:	Paul J. Dolan, Trustee

CFD 2009 FAMILY TRUST FBO JAMES L. DOLAN

/s/ Mary S. Dolan
By:	Mary S. Dolan, Trustee

/s/ David M. Dolan
By:	David M. Dolan, Trustee

[Signature page to Stock Purchase Agreement]

Schedule A

Seller	Shares			Buyer	Aggregate Purchase Price
	Class A Shares	Class B Shares	Total Shares
MSG

Patrick F. Dolan	490	—	490	James L. Dolan	$89,650

CFD 2009 Family Trust FBO Patrick F. Dolan	—	394,075	394,075	CFD 2009 Family Trust FBO James L. Dolan	$60,000,000	*

CFD 2009 Family Trust FBO Patrick F. Dolan	4,431	8,993	13,424	James L. Dolan	$2,456,017

CFD Children Trust FBO Patrick F. Dolan	15,954	295,338	311,292	CFD Children Trust FBO James L. Dolan	$56,953,984

Subtotal	20,875	698,406	719,281		$119,499,651

MSGN

Patrick F. Dolan	1,472	—	1,472	James L. Dolan	$24,730

CFD 2009 Family Trust FBO Patrick F. Dolan	13,295	1,209,206	1,222,501	James L. Dolan	$20,538,017

CFD Children Trust FBO Patrick F. Dolan	47,864	886,015	933,879	CFD Children Trust FBO James L. Dolan	$15,689,167

Subtotal	62,631	2,095,221	2,157,852		$36,251,914

TOTAL					$155,751,565

*	Reflects the discount for the Grantor Trust Shares

A-1